Exhibit 99.1

Bar Harbor Bankshares Redeems All Preferred Stock Issued under the U.S. Treasury’s Capital Purchase Program

BAR HARBOR, Maine (February 24, 2010) — Bar Harbor Bankshares (the “Company”) (NYSE Amex: BHB), parent company of Bar Harbor Bank & Trust (the “Bank”), today announced that it has redeemed all 18,751 shares of its Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”), it sold to the U.S. Department of the Treasury (the “Treasury”) on January 16, 2009 as part of the Capital Purchase Program (the “CPP”) established by the Treasury under the Emergency Economic Stabilization Act of 2008.

The Company paid $18,774,439 to the Treasury to redeem the Preferred Stock, consisting of $18,751,000 of principal and $23,439 of accrued and unpaid dividends on February 24, 2010. The Company and the Bank received approvals from their respective regulators to redeem the Preferred Stock. The Company’s redemption of the Preferred Stock is not subject to additional conditions or stipulations from the Treasury.

In making the announcement, the Company’s President and Chief Executive Officer, Joseph M. Murphy commented that, “We are proud to have been among those companies determined to be healthy and therefore eligible for an investment by the Treasury one year ago. That investment enabled our Company to maintain a very strong capital position during extremely uncertain times while providing additional capacity and confidence to increase lending in our local markets.”

Mr. Murphy continued his remarks by saying, “Today’s payment ends our participation in the Treasury’s Capital Purchase Program. Our decision to exit the program at this time reflects the Company’s strong capital position, which was bolstered from our raising an additional $22,441,743 of common equity in our recent stock offering. Bar Harbor Bankshares remains a well-capitalized financial institution with record earnings over the past two years. The success of our recent stock offering and strengthened tangible common equity position, has further improved our ability to effectively compete in our market.”

The preferred stock that the Company repurchased for $18,751,000 had a current carrying value of $18,254,797 (net of $496,203 unaccreted discount) on the Company’s consolidated balance sheet. As a result of the repurchase, the Company will accelerate the accretion of the $496,203 discount and record a total reduction in shareholders’ equity of $18,751,000. Additionally, the accelerated accretion of the discount will be treated in a manner consistent with that for preferred dividends in reporting net income available to common shareholders in the Company’s results of operations for the first quarter of 2010, reducing diluted earnings per share by approximately $0.13.

In conjunction with the Company’s participation in the CPP, on January 16, 2009 the Treasury also received a warrant to purchase up to 104,910 shares of the Company’s common stock at an exercise price of $26.81 per share (the “Warrant”). The number of shares of the Company’s common stock subject to the Warrant was subsequently reduced by one half to 52,455 as a result of the Company’s successful completion of a common stock offering in December 2009. The Company intends to seek agreement with the Treasury to repurchase the Warrant at its fair market value. However, there can be no assurance that the Company will reach agreement with the Treasury as to a fair market value of the Warrant, or that the Company will repurchase the Warrant.

About Bar Harbor Bankshares

Bar Harbor Bankshares is the parent company of its wholly owned subsidiary, Bar Harbor Bank & Trust. Bar Harbor Bank & Trust, founded in 1887, provides full service community banking with twelve branch office locations serving downeast and midcoast Maine. Bar Harbor Bankshares is a member of the Russell 2000 and 3000 indices.

This press release contains certain forward-looking statements with respect to the financial condition, results of operations and business of the Company for which the Company claims the protection of the safe harbor provided by the Private Securities Litigation Reform Act of 1995, as amended. You can identify these forward-looking statements by the use of words like “strategy,” “anticipates” “expects,” “plans,” “believes,” “will,” “estimates,” “intends,” “projects,” “goals,” “targets,” “may” and other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements include, but are not limited to, those made in connection with estimates with respect to the future results of operation, financial condition, and the business of the Company which are subject to change based on the impact of various factors that could cause actual results to differ materially from those projected or suggested due to certain risks and uncertainties. These risks and uncertainties include, but are not limited to, changes in general economic conditions, interest rates, deposit flows, loan demand, internal controls, legislation or regulation and accounting principles, policies or guidelines, as well as other economic, competitive, governmental, regulatory and accounting and technological factors affecting the Company’s operations. For more information about these risks and uncertainties and other factors, please see the Company’s Annual Report on Form 10-K, as updated by the Company’s Quarterly Reports on Form 10-Q and other filings on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. The Company assumes no obligation to update any forward-looking statements as a result of new information or future events or developments.